Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

_______________________________________________

In connection with the filing by Industrial Logistics Properties Trust (the “Company”) of the Annual Report on Form 10-K for the period ended December 31, 2022 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

9
/s/ Yael Duffy	/s/ Brian E. Donley
Yael Duffy	Brian E. Donley
President and Chief Operating Officer	Chief Financial Officer and Treasurer

Date: February 14, 2023